As filed with the Securities and Exchange Commission on June 11, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Embraer S.A.

(Exact name of registrant as specified in its charter)

Embraer Inc.

(Translation of registrant’s name into English)

The Federative Republic of Brazil

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. employer identification number)

Avenida Brigadeiro Faria Lima, 2170 12227-901 São José dos Campos, São Paulo Federative Republic of Brazil +55-12-3927-4404	National Registered Agents, Inc. 111 Eighth Avenue New York, New York 10011 +1-800-767-1553
(Address and telephone number of registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copy to:

Richard S. Aldrich, Jr.

Skadden, Arps, Slate, Meagher & Flom LLP

Avenida Brigadeiro Faria Lima, 3311, 7th Floor

04538-133 São Paulo, São Paulo

Federative Republic of Brazil

+55-11-3708-1820

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.    ☒

If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee
Debt Securities(1)	(2)

(1)	Debt securities of Embraer S.A.
(2)	The registrant is registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. The registrant is deferring payment of registration fees in accordance with Rules 456(b) and 457(r) of the Securities Act.

PROSPECTUS

Embraer S.A.

Debt Securities

Embraer S.A. may offer from time to time debt securities. An accompanying prospectus supplement will set forth the specific terms of the securities, the offering price, and the specific manner in which they may be offered.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents will be set forth in an accompanying prospectus supplement.

Investing in the securities involves risks. See “Risk Factors” in our reports that are incorporated by reference in this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

June 11, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, in one or more offerings, we may sell debt securities.

This prospectus provides you only with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will attach a prospectus supplement to the front of this prospectus that will contain specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, unless otherwise specified or the context otherwise requires, references to “Embraer,” “issuer,” “we,” “us” and “our” are to Embraer S.A., its consolidated subsidiaries and its joint ventures and other affiliated companies. References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to the “prospectus” are to this prospectus and the applicable prospectus supplement taken together. References to “U.S. dollars,” “US$” or “$” are to the lawful currency of the United States and references to “real,” “reais” and “R$” are to the lawful currency of Brazil.

You should rely only on the information contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

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FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement may constitute forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. We have based these forward-looking statements largely on our current expectations and projections about future events and industry and financial trends affecting our business. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things:

•	general economic, political and business conditions, both in Brazil and in our other markets;

•	the effects of a deterioration of global financial markets, particularly in Europe and the United States, and its impact on the economic conditions of the markets in which we operate;

•	changes in competitive conditions and in the general level of demand for our products;

•	management’s expectations and estimates concerning our future financial performance, financing plans and programs, and the effects of competition;

•	the effects of key customers canceling, modifying and/or rescheduling contractual orders;

•	the effect of changing priorities or reductions in the Brazilian federal government or international government defense budgets on our revenues;

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continued successful development and marketing of the EMBRAER 170/190 jet family, our line of executive jets (including the Phenom 100, Phenom 300, Lineage 1000, Legacy 450, Legacy 500, Legacy 600 and Legacy 650) and our defense aircraft and projects;

•	our level of indebtedness and other financial obligations as well as our ability to obtain additional financing when required and on reasonable terms;

•	anticipated trends in our industry, including, but not limited to, the continuation of long-term trends in passenger traffic and revenue yields in the airline industry;

•	our short- and long-term outlook for the 30-120 seat commercial airline market;

•	our capacity to implement our operational strategy and our expenditure plans;

•	inflation and fluctuations in exchange rates;

•	the impact of volatile fuel prices and the airline industry’s response;

•	our ability to develop and deliver our products on a timely basis;

•	availability of sales financing for our existing and potential customers;

•	existing and future governmental regulation;

•	our relationship with our workforce; and

•	other factors discussed in the documents incorporated by reference in this prospectus, including under the heading “Risk Factors.”

The words “believe,” “may,” “will,” “forecast,” “estimate,” “plan,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements because of new information, future events or other factors. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the documents incorporated by reference in this prospectus might not occur. Our actual results and performance could differ substantially from those anticipated in our forward-looking statements. As a result of various factors, such as those risks described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, undue reliance should not be placed on these forward-looking statements. Forward-looking statements speak only as of the date they were made and we do not undertake any obligation to update them in light of new information or future developments. All forward-looking statements attributed to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement and you should not place undue reliance on any forward-looking statement included in this prospectus or any accompanying prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of Brazil. Substantially all of our directors and officers, and some of the advisors and independent accountants named herein, reside in Brazil or elsewhere outside the United States, and all or a significant portion of our assets and the assets of such persons may be located outside the United States. As a result, it may not be possible for investors to effect service of process upon us and these persons within the United States or other jurisdictions outside Brazil or to enforce against us or them judgments predicated upon the civil liability provisions of the U.S. federal securities laws or the laws of such other jurisdictions.

We have been advised by Márcia Sato Davoli de Araújo, our Associate General Counsel, that a final conclusive judgment for the payment of money rendered by any New York State or federal court sitting in New York City in respect of the securities would be recognized in the courts of Brazil, and such courts would enforce such judgment without any retrial or reexamination of the merits of the original action only if such judgment has been previously ratified by the Brazilian Superior Court of Justice (Superior de Tribunal Justiça). This ratification is available only if:

•	the judgment fulfills all formalities required for its enforceability under the laws of the State of New York;

•	the judgment was issued by a competent court after proper service of process on the parties, which service of process, if made in Brazil;

•	must comply with Brazilian law, or after sufficient evidence of the parties’ absence has been given, as established pursuant to applicable law;

•	the judgment is not subject to appeal;

•	the judgment was authenticated by a Brazilian consulate in the State of New York;

•	the judgment was translated into Portuguese by a certified sworn translator; and

•	the judgment is not against Brazilian public policy, good morals or national sovereignty.

In addition:

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civil actions may be brought before Brazilian courts in connection with the prospectus based on the federal securities laws of the United States and that Brazilian courts may enforce such liabilities in such actions against us (provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals or national sovereignty and provided further that Brazilian courts can assert jurisdiction over the particular action); and

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the ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant is limited by provisions of Brazilian bankruptcy, insolvency, liquidation, reorganization or similar laws. In addition, a Brazilian or foreign plaintiff who resides abroad or is abroad during the course of the suit in Brazil must post a bond to cover legal fees and court expenses of the defendant, should there be no real estate assets in Brazil to assure payment thereof, except in case of execution actions or counterclaims as established under Article 836 of the Brazilian Code of Civil Procedure.

Notwithstanding the foregoing, no assurance can be given that such confirmation would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to the securities.

EMBRAER S.A.

We are one of the leading manufacturers of commercial aircraft (i.e., regional and mid-capacity aircraft) in the world, based on 2011 revenue arising from sales of commercial aircraft, and have a global customer base. Our focus is achieving customer satisfaction with a range of products and services addressing the commercial airline, executive jet and defense and security markets.

We have grown from a government-controlled company established to develop and produce aircraft for the Brazilian Air Force into a publicly-held company that produces aircraft for commercial and executive aviation and for defense and security purposes. As part of our evolution, we have obtained, developed and enhanced our engineering and technological capabilities through our own development of products for the Brazilian Air Force and through joint product development with foreign companies on specific projects. We have applied these capabilities that we gained from our defense business to develop our commercial aviation and executive aviation businesses.

Main Business Segments

Commercial Aviation. Our first regional aircraft was the Bandeirante, a 19-passenger twin-engine non-pressurized turboprop aircraft initially designed to service the transport needs of the Brazilian Air Force. This aircraft was certified in 1973. The Bandeirante was followed by the EMB 120 Brasília, which was certified in 1985 and is a high performance, pressurized turboprop commercial aircraft seating up to 30 passengers that was designed to serve the longer routes and higher passenger traffic of the growing regional aircraft market. Drawing upon the design of the EMB 120 Brasília and the jet technology acquired in our development of the AM-X, a jet strike bomber for the Brazilian Air Force, we developed the ERJ 145 regional jet family, our first jet product for commercial use. This family comprises three aircraft, which seat up to 37, 44 and 50 passengers. The first member of the ERJ 145 family, the ERJ 145, was certified in 1996. We have expanded our jet product line with the development of the EMBRAER 170/190 jet family, which has the capacity to seat between 70 and 118 passengers and was designed to serve the aircraft market’s trend towards larger, higher volume and longer range jets. The first member of this family, the EMBRAER 170, was certified in February 2004 and its derivatives, the EMBRAER 175, the EMBRAER 190 and the EMBRAER 195, were certified in December 2004, August 2005 and June 2006, respectively.

Defense and Security. We are the leading supplier of defense aircraft for the Brazilian Air Force, based on number of aircraft sold, and have sold aircraft to armed forces in Europe, Asia and Latin America. In the defense and security market, we offer a line of intelligence, surveillance and reconnaissance aircraft—each based on the ERJ 145 regional jet platform—and the Super Tucano, a light attack and an advance trainer aircraft, of which 158 aircraft were delivered through March 2012. Using our commercial aircraft platforms, we are able to offer a comprehensive range of aircraft dedicated to transportation of officials, medical evacuation and general transportation missions for the defense and security market. We are also developing the KC-390, a mid-size military transport aircraft.

Executive Jet. We have developed a line of executive jets: the Legacy 600, a super midsize jet, followed by the Phenom 100, an entry-level jet and the Phenom 300, a light jet. The Lineage 1000, an ultra-large jet, was added as the largest executive jet in our portfolio and, during 2008, we launched the Legacy 450 and Legacy 500, a mid-light and mid-size jet, respectively, that we believe will establish our executive jet portfolio as one of the most comprehensive in the executive aviation industry. The Legacy 450 and 500 development program continues on track, with more than 650 employees fully engaged in these projects, and in December 2011, we performed the roll-out of Legacy 500 from our production hangar at our São José dos Campos headquarters, in Brazil. This milestone allowed development and test engineers to perform important ground tests prior to the aircraft’s first flight, scheduled for the third quarter of 2012. In 2009, we presented the new Legacy 650, a large executive jet that will be positioned in our executive jet portfolio between the Legacy 600 and the Lineage 1000. In 2010, the Legacy 650 received its certification and began operating in November 2010.

Customer Support. Providing high quality customer support is a key element of our customer focus and is critical to our ability to maintain long-term relationships with our customers. We operate in lines of businesses related to aircraft manufacturing, including modernization and refurbishment of aircraft for military customers, and a comprehensive range of services to all our customers including crew training, spare parts sales, maintenance and general after-sales support through facilities strategically located in Brazil, North America, Europe and Asia.

Embraer is a joint stock company duly incorporated under the laws of Brazil with an indefinite term of duration. Originally formed in 1969 by the Brazilian federal government, we were privatized in 1994. In connection with our privatization, we were transformed into a publicly-held corporation and we are subject to the provisions of Brazilian Corporate Law. Our principal executive offices are located at Avenida Brigadeiro Faria Lima, 2170, 12227-901 São José dos Campos, São Paulo, Brazil. Our telephone number is +55-12-3927-4404. Our agent for service of process in the United States is National Registered Agents, Inc., with offices at 111 Eighth Avenue, New York, New York 10011, telephone number +1-800-767-1553.

We maintain an Internet site at www.embraer.com. Information contained on our Internet site is not a part of or incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including to fund working capital needs.

DESCRIPTION OF DEBT SECURITIES

The following summarizes the material provisions of the debt securities and the indenture that will govern the debt securities, other than pricing and related terms and other specifications disclosed in the accompanying prospectus supplement. You should read the more detailed provisions of the indenture for provisions that may be important to you. You should also read the particular terms of your series of debt securities, which will be described in more detail in the applicable prospectus supplement. In this description, references to the “issuer,” “we,” “us” or “Embraer” mean Embraer S.A. only and do not include any of our subsidiaries or affiliated companies.

Indenture

We will issue debt securities under an indenture to be entered into between us and The Bank of New York Mellon, as trustee, which we refer to as the indenture. The trustee under the indenture has two main roles:

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First, the trustee can enforce your rights against us if we default on our obligations under the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described below under “—Events of Default.”

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Second, the trustee performs administrative duties for us, such as sending principal and interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

The indenture contains the full legal text of the matters described in this section. We have agreed in the indenture that New York law governs the indenture and the debt securities. We have filed a copy of the form of the indenture with the SEC as an exhibit to our registration statement. We have consented in the indenture to the non-exclusive jurisdiction of any U.S. federal and state courts sitting in the borough of Manhattan in the City of New York.

Types of Debt Securities

This section summarizes material terms of the debt securities that are common to all series, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series of debt securities.

The material terms of a particular series of debt securities will be described in the prospectus supplement relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the applicable prospectus supplement.

We may issue original issue discount debt securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue indexed debt securities or debt securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement.

In addition, the applicable prospectus supplement will state whether we will list the debt securities of the series on any securities exchanges.

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in fully registered form without interest coupons and in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

You may exchange or transfer your registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities. We may also arrange for additional transfer offices, and may cancel or change these offices. These offices are called “transfer agents.” We may also choose to act as our own transfer agent.

You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the security registrar with a written instrument of transfer satisfactory in form to the security registrar.

Payment and Paying Agents

If your debt securities are in registered form, we will pay interest to you if you are listed in the trustee’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the “regular record date” and will be stated in the applicable prospectus supplement.

We will pay interest, principal, additional amounts and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary or, if the debt securities are not in global form, at our office or agency maintained for that purpose in New York, New York. We may also choose to pay interest by mailing checks. Upon application by a holder to the specified office of the trustee or any paying agent not less than 10 business days before the due date for any payment in respect of a debt security, such payment may be made by transfer to a U.S. dollar account maintained by the holder with a bank in New York City. We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent.

Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, or if then held by us, discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. In addition, if the debt securities of a series are listed on a securities exchange, we will provide notice to the holders in accordance with the applicable rules of such exchange.

Modification and Waiver

The indenture provides several categories of changes that can be made to the indenture and the debt securities. Such changes may or may not require the consent of the holders, as described below. A supplemental indenture will be prepared if holder approval is required.

Changes Requiring Each Holder’s Approval

The indenture provides that there are changes to the indenture that cannot be made without the approval of each holder of the outstanding debt securities affected thereby. These types of changes are:

•	a change in the stated maturity for any principal or interest payment on the debt securities;

•	a reduction in the principal amount, the interest rate, the redemption price for the debt securities or the principal amount that would be due and payable upon acceleration;

•	a change in the obligation to pay additional amounts;

•	a change in the currency of any payment on the debt securities;

•	a change in the place of any payment on the debt securities;

•	an impairment of the holder’s right to sue for payment of any amount due on its debt securities;

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a change in the terms of payment from, or control over, or release or reduction of any collateral or security interest to secure the payment of principal, interest or premium, if any, under any debt security; and

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a modification of the sections of the indenture relating to supplemental indentures, waiver with the consent of holders or waiver of past defaults, except to increase the percentage of holders required to make a modification or waiver or to provide that certain other provisions of the indenture cannot be modified or waived without the approval of each holder of the debt securities.

Changes Not Requiring Approval

The indenture provides that some changes do not require any approval by holders of debt securities under the indenture. This type of change is limited to clarifications of ambiguities, omissions, defects and inconsistencies, amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under the indenture in any material respect, such as adding covenants, additional events of default or successor trustees.

Changes Requiring Majority Approval

The indenture provides that other changes to the indenture and the outstanding debt securities under the indenture must be approved by the holders of a majority in principal amount of each series of debt securities affected by the change. The required approval must be given by written consent.

The indenture provides that the same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants in the indenture include the covenants made by us about mergers and similar transactions and incurrence of liens on our assets, which are described below under “—Certain Covenants—Mergers and Similar Transactions” and “—Certain Covenants—Limitation on Liens.” If the holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in the debt securities or the indenture, as it affects any security, that we cannot change without the approval of the holder of that security as described above in “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Voting Mechanics

Debt securities will not be considered outstanding and, therefore, will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities held by us or our affiliates are not considered outstanding.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee, and not us, will be entitled to set a record date for action by holders. If a record date is set for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or the trustee, as applicable, may specify. This period may be shortened or lengthened (but not beyond 180 days).

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted if we seek to change the indenture or the debt securities or request a waiver.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—meaning that we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “—Optional Tax Redemption” below, unless otherwise specified in the applicable prospectus supplement, we will not be entitled to redeem your debt security before its maturity.

If the applicable prospectus supplement specifies a redemption date, it will also specify one or more redemption prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed, the trustee will authenticate and deliver to the holder of such debt securities without service charge, a new debt security or securities of the same series and of like tenor, of any authorized denomination as requested by such holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the debt security so surrendered. If less than all of the debt securities are redeemed, the particular debt securities to be redeemed will be chosen by the trustee by lot, in the trustee’s discretion, on a pro rata basis or in accordance with the applicable procedures of the depositary.

In the event that we exercise an option to redeem any debt securities of a series, we will give to the trustee and the holders written notice of the principal amount of the debt securities to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described above under “—Notices.”

Optional Tax Redemption

Unless otherwise indicated in the applicable prospectus supplement, we will have the option to redeem, in whole but not in part, the debt securities where, as a result of a change in or amendment to any laws (or any rules or regulations thereunder) or the official interpretation, administration or application of any laws, rules or regulations, we would be required to pay additional amounts, as described below under “—Payment of Additional Amounts,” in excess of those attributable to Brazilian or successor jurisdiction withholding tax on the basis of a statutory rate of 15%, and if the obligation cannot be avoided by us after taking measures we consider reasonable to avoid it. This applies only in the case of changes or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in Brazil or a successor jurisdiction, as the case may be.

If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed and any applicable premium plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such debt securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities. No notice may be given earlier than 90 days prior to the earliest date on which we, but for such redemption, would be obligated to pay such additional amounts, and the obligation to pay such additional amounts must remain in effect at the time notice is given.

Open Market Purchases

Subject to any restrictions that will be described in the applicable prospectus supplement, we or our affiliates may at any time purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Payment of Additional Amounts

The indenture provides that all payments in respect of the debt securities issued thereunder will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Brazil or a successor jurisdiction or any authority therein or thereof having power to tax unless we are compelled by law to deduct or withhold such taxes, duties, assessments or governmental charges. In such event, we will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by holders of debt securities after such withholding or deduction shall equal the respective amounts of principal of, or premium, if any, or interest which would have been receivable in respect of the debt securities in the absence of such withholding or deduction. Notwithstanding the foregoing, we will not have to pay additional amounts:

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to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such debt security by reason of his having some connection with Brazil other than the mere holding of the debt security and the receipt of payments with respect to the debt security;

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in respect of debt securities surrendered (if surrender is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of such debt security would have been entitled to such additional amounts on surrender of such debt security for payment on the last day of such period of 30 days;

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where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive;

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to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such holder’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Brazil or a successor jurisdiction or applicable political subdivision or authority thereof or therein having power to tax, of such holder, if compliance is required by such jurisdiction, or any political subdivision or authority thereof or therein having power to tax, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the holders at least 30 days’ notice that holders will be required to provide such certification, identification or other requirement;

•	in respect of any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

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in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of, or premium, if any, or interest on the debt security or by direct payment by us in respect of claims made against us; or

•	in respect of any combination of the above.

The applicable prospectus supplement may describe additional circumstances in which we would not be required to pay additional amounts.

For purposes of the provisions described above, “Relevant Date” means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the trustee on or prior to such due date, the date on which notice is given to the holders that the full amount is so received by the trustee. The debt securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, we shall not be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

In the event that additional amounts actually paid with respect to the debt securities described above are based on rates of deduction or withholding of taxes in excess of the appropriate rate applicable to the holder of such debt securities, and, as a result thereof such holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to us.

Any reference in this prospectus or the applicable prospectus supplement, the indenture or the debt securities to principal, interest or any other amount payable in respect of the debt securities will be deemed also to refer to any additional amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this subsection.

Certain Covenants

Mergers and Similar Transactions

Unless otherwise specified in the applicable prospectus supplement, we will covenant that we will not, without the consent of the holders of a majority in aggregate principal amount of the debt securities of each series outstanding under the indenture, consolidate with or merge into any other corporation or convey or transfer all or substantially all of our properties or assets to any other person, unless:

•

the person formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer all or substantially all of our properties or assets, which we refer to as the “successor person,” will expressly assume the due and punctual payment of the principal of and interest on all the debt securities issued under the indenture and all our other obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no event of default with respect to any debt security issued under the indenture will have occurred and be continuing;

•

we have delivered to the trustee under the indenture a certificate signed by two of our executive officers stating that such consolidation, merger, conveyance or transfer complies with this section and that all conditions precedent provided in the indenture, which relate to such transaction, have been complied with and an opinion of independent external counsel of recognized standing stating that such consolidation, merger, conveyance or transfer complies with this covenant and that all conditions provided in the indenture, which relate to the transaction, have been complied with; and

•

the successor person will expressly agree to withhold against any tax, duty, assessment or other governmental charge thereafter imposed or levied by Brazil or a successor jurisdiction or any political subdivision or authority thereof or therein having power to tax as a consequence of such consolidation, merger, conveyance or transfer with respect to the payment of principal of or interest on the debt securities, and to pay such additional amounts as may be necessary to ensure that the net amounts receivable by holders of the debt securities after any such withholding or deduction will equal the respective amounts of principal, premium (if any) and interest, as applicable, which would have been receivable in respect of the debt securities in the absence of such consolidation, merger, conveyance or transfer, subject to exceptions and limitations contained in “—Payment of Additional Amounts,” in relation to the successor jurisdiction.

Upon any consolidation, merger, conveyance or transfer in accordance with these conditions, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the debt securities with the same effect as if the successor person had been named as the issuer of the debt securities issued under the indenture. If a successor person is organized in or considered to be resident in a jurisdiction other than Brazil, such jurisdiction will be referred to as a “successor jurisdiction.” No successor person will have the right to redeem the debt securities unless we would have been entitled to redeem the debt securities in similar circumstances.

If the conditions described above are satisfied, we will not need to obtain the consent of the holders in order to merge or consolidate or convey or transfer all or substantially all of our properties or assets to any other person. Also, we will not need to satisfy these conditions if we enter into other types of transactions, including the following:

•	any transaction in which we acquire the stock or assets of another person;

•	any transaction that involves a change of our control, but in which we do not merge or consolidate; and

•	any transaction in which we sell or otherwise dispose of less than substantially all of our properties or assets.

Limitation on Liens

Unless otherwise specified in the applicable prospectus supplement, we will covenant that for so long as any debt securities remain outstanding, we will not create, incur, issue or assume any Indebtedness (as defined below) secured by any mortgage, pledge, lien, hypothecation, security interest or other encumbrance (each a “Lien”), except for Permitted Liens (as defined below), without securing the outstanding debt securities equally and ratably therewith or prior thereto. The (1) giving of a guarantee that is secured by a Lien upon or in respect of any of our assets, and (2) creation of a Lien upon or in respect of any of our assets to secure Indebtedness that existed prior to the creation of such Lien, shall be deemed to involve the incurrence of Indebtedness in an amount equal to the principal amount of such Indebtedness secured by such Lien.

For purposes of this covenant, “Permitted Liens” means any Lien:

a)	granted upon or with regard to any property acquired after the date of the indenture by us to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; provided, however, that the maximum sum secured thereby shall not exceed the purchase price of such property or the Indebtedness incurred solely for the purpose of financing the acquisition of such property;

b)	in existence on the date of the indenture and any extension, renewal or replacement thereof; provided, however, that the total amount of Indebtedness so secured shall not exceed the amount so secured on the date of the indenture;

c)	arising in the ordinary course of our business in connection with the financing of any aircraft owned by us that is leased to another person; provided, however, that such Lien is limited to such aircraft;

d)	arising by operation of law, such as tax, merchants’, maritime or other similar Liens arising in the ordinary course of our business;

e)	arising in the ordinary course of business in connection with the financing of export, import or other trade transactions by us;

f)

granted upon or with regard to any of our present or future assets or property related in respect of our Indebtedness which is owed to (1) any Brazilian governmental credit agency (including, but not limited to the Brazilian National Treasury, Banco Nacional de Desenvolvimento Econômico e Social, BNDES Participações S.A. (“BNDESPAR”), Financiadora de Estudos e Projetos (“FINEP”) and Agência Especial de Financiamento Industrial (“FINAME”); (2) any international official export-import bank or official export-import credit insurer, or (3) the International Finance Corporation or any international multilateral or government-sponsored agency;

g)	(1) existing with respect to any assets of a person at the time such person is merged or consolidated with or into us (and such Lien is not incurred in anticipation of such transaction), provided that such Lien is not extended to any of our assets other than the assets of such person affected thereby prior to giving effect to such merger or consolidation, (2) existing on any assets at the time of the acquisition thereof (and not incurred in anticipation of such transaction), and (3) to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancing, refunding or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to above, provided that such liens do not extend to any other property;

h)	created pursuant to any order of attachment or similar legal process arising in connection with court proceedings which are being contested by us or in good faith and by appropriate proceedings;

i)	on any property or assets in connection with Indebtedness related to any regulated program for industrial or defense development related to the activities performed by us imposed or entered into as a result of the regulations or requirements of an applicable governmental authority; provided, however, that such lien is limited to such property or assets associated with such regulated program;

j)	existing on any asset prior to the acquisition thereof by us and not created in contemplation of such acquisition;

k)	created over funds reserved for the payment of principal, interest and premium, if any, due in respect of debt securities issued by us under the indenture;

l)	arising from Capitalized Lease Obligations entered into by us in the ordinary course of business; or

m)	granted after the date of the indenture upon or in respect of any of our assets other than those referred to above, provided that the aggregate amount of Indebtedness secured pursuant to this exception shall not, on the date any such Indebtedness is incurred, exceed an amount equal to 10% of our stockholders’ equity (calculated on the basis of our latest quarterly unaudited or annual audited consolidated financial statements, whichever is the most recently prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, and currency exchange rates prevailing on the last day of the period covered by such financial statements).

You should consult the prospectus supplement relating to your debt securities for further information about these covenants and whether they are applicable to your debt securities.

Defeasance and Discharge

The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to your series of debt securities if we choose to apply them to that series, in which case we will so state in the applicable prospectus supplement.

If the applicable prospectus supplement states that full defeasance will apply to a particular series, we will be legally released from any payment and other obligations on the debt securities, except for various obligations described below (called “full defeasance”), provided that we, in addition to other actions, put in place the following arrangements for you to be repaid:

•

We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and (unless otherwise specified in the applicable prospectus supplement)

U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a firm of nationally recognized independent public accountants, will generate enough cash to make interest, principal and any other payments, including additional amounts, on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion of outside counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities itself.

If we ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance

If the applicable prospectus supplement states that covenant defeasance will apply to a particular series of debt securities, we can make the same type of deposit described above and be released from all or some of the restrictive covenants, if any, that apply to the debt securities of the particular series. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and (unless otherwise specified in the applicable prospectus supplement) debt securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we would be required to take all of the steps described above under “—Defeasance and Discharge” except that the opinion of counsel would not have to refer to a change in U.S. federal income tax laws or a ruling from the U.S. Internal Revenue Service.

If we were to accomplish covenant defeasance, the following provisions of the indenture and/or the debt securities would no longer apply:

•	any covenants applicable to the series of debt securities and described in the applicable prospectus supplement; and

•	the events of default relating to breach of the defeased covenants, described below under “—Events of Default—What Is An Event of Default?”.

If we accomplish covenant defeasance, you would still be able to look to us for repayment of the debt securities if there were a shortfall in the trust deposit. If any event of default occurs and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Ranking

The debt securities will rank equally with all our other unsecured and unsubordinated Indebtedness.

Events of Default

The indenture provides that you will have special rights if an event of default occurs and is not cured or waived, as described later in this subsection and as may be specified in the applicable prospectus supplement.

What Is an Event of Default?

The indenture provides that the term “Event of Default” with respect to any series of debt securities means any of the following:

•

failure to pay any interest (or additional amounts, if any) on any of the debt securities of that series on the date when due, which failure continues for a period of 30 days; or failure to pay any principal or premium, if any (or additional amounts, if any), on any of the debt securities of that series on the date when due;

•

we fail to duly perform or observe any other covenant or agreement in respect of the debt securities of that series and such failure continues for a period of 60 days after we receive a notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series;

•

the maturity of any of our or any Subsidiary Indebtedness in a total aggregate principal amount of US$50 million (or the equivalent in other currencies) or more is accelerated in accordance with the terms of such Indebtedness, or the failure by us or any Subsidiary to make payment at maturity of such Indebtedness (after giving effect to any grace period provided in the terms of such Indebtedness);

•

one or more final judgments or decreases for the payment of money in excess of US$50 million (or the equivalent in other currencies) in the aggregate are rendered against us or any Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 60 days following commencement of such enforcement proceedings or (ii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

•

we or a Significant Subsidiary: (i) commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt; (ii) applies for or consents to the entry of an order for relief against it in an involuntary case; (iii) applies for or consents to the appointment of a custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) proposes or agrees to an accord or composition in bankruptcy between itself and its creditors; or (vi) files for a reorganization of its debts (judicial or extrajudicial recovery);

•

a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (i) is for relief against us or any Significant Subsidiary in an involuntary case; (ii) appoints a custodian for us or any Significant Subsidiary or for any substantial part of our or any Significant Subsidiary’s property; (iii) orders our or any Significant Subsidiary’s winding up or liquidation; (iv) adjudicates us or any Significant Subsidiary as bankrupt or insolvent; (v) ratifies an accord or composition in bankruptcy between us or any Significant Subsidiary and the respective creditors thereof; or (vi) grants a judicial or extrajudicial recovery to us or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

•	an Illegality Event shall have occurred and be continuing.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.

Remedies upon an Event of Default

Except as provided in the next sentence, if an event of default has occurred and is continuing, the trustee may, or at the written request of holders of not less than 25% in principal amount of the outstanding debt securities of that series will, declare the entire principal amount of the debt securities of that series to be due and payable immediately and upon any such declaration, the principal, accrued interest and any unpaid additional amounts will become immediately due and payable. If an event of default occurs because of a bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically accelerated, without any declaration or action by the trustee or any holder, and any principal, accrued interest or additional amounts will become due and payable.

Each of the situations described above is called an acceleration of the maturity of the debt securities under the indenture. If the maturity of the debt securities of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may cancel the acceleration of the debt securities, provided that we have paid or deposited with the trustee under the indenture a sum sufficient to pay (i) all overdue interest and any additional amounts on all of the debt securities of the series, (ii) the principal of any debt securities of the series which have become due (other than amounts due solely because of the acceleration), (iii) interest upon overdue interest at the rate borne by (or prescribed therefor in) the debt securities of that series (to the extent that payment of this interest is lawful), and (iv) all sums paid or advanced by the trustee under the indenture and all amounts we owe the trustee; and provided, further, that all other defaults with respect to the debt securities of that series have been cured or waived.

The trustee is not required under the indenture to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture, or in the exercise of any of its rights or powers, if the trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee under the indenture written notice of a continuing event of default;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of the series must make a written request that the trustee institute proceedings in respect of the event of default;

•	they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the outstanding debt securities of the series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the series.

Under the indenture, you are entitled, however, at any time to bring a lawsuit for the payment of money due on your security on or after its due date and which was not paid in full by us.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity of the debt securities.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive any default for the debt securities of the series, except for defaults which cannot be waived without the consent of each holder. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default, however, without the approval of each holder of the affected series of debt securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a default.

Certain Defined Terms

The following terms have the specified meanings for purposes of the indenture and the debt securities:

“Indebtedness” means, with respect to any person, any amount payable (whether as a direct obligation or indirectly through a guarantee by such person) pursuant to (i) an agreement or instrument involving or evidencing money borrowed, (ii) a conditional sale or a transfer with recourse or with an obligation to repurchase or (iii) a Capitalized Lease Obligation; provided, however, that, as used in the cross-acceleration provision described in the third bullet point under “Events of Default—What is an Event of Default?”, “Indebtedness” will not include any payment made by us on behalf of an Affiliate, upon any Indebtedness of such Affiliate becoming immediately due and payable as a result of a default by such Affiliate, pursuant to a guarantee or similar instrument provided by us in connection with such Indebtedness, provided that such payment made by us is made within five business days of notice being provided to us that payment is due under such guarantee or similar instrument.

“Affiliate” means, with respect to any specified person, (a) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (b) any other person who is a director or officer (i) of such specified person, (ii) of any subsidiary of such specified person or (iii) of any person described in clause (a) above. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Capitalized Lease Obligation” means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with IFRS.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates.

“Illegality Event” means an event as a result of which it becomes and continues to be unlawful for us to perform or comply with any one or more of our obligations under the debt securities or the indenture.

“Significant Subsidiary” means any of our Subsidiaries which, at the time of determination, either (a) had assets which, as of the date of our most recent unaudited quarterly or audited annual consolidated balance sheet, constituted at least 10% of our total assets on a consolidated basis as of such date, or (b) had revenues for the 12-month period ending on the date of our most recent unaudited quarterly or audited annual consolidated statement of income which constituted at least 10% of our total revenues on a consolidated basis for such period.

“Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) us, (b) us and one or more of our Subsidiaries or (c) one or more of our Subsidiaries.

Regarding the Trustee

The Bank of New York Mellon will serve as the trustee under the indenture. The Bank of New York Mellon may from time to time have other business relationships with us and our Affiliates.

LEGAL OWNERSHIP OF DEBT SECURITIES

In this prospectus and the applicable prospectus supplement, when we refer to the “holders” of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the debt securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our debt securities, except as may be specifically provided for in a contract governing the debt securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

Holding debt securities in accounts at banks or brokers is called holding in “street name.” If you hold our debt securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the debt securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our debt securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out, among others:

•	how it handles payments and notices with respect to the debt securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether the debt securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead will deal only with the depositary that holds the global security.

You should be aware that if our debt securities are issued only in the form of global securities:

•	you cannot have the debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

•

you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

•

the depositary’s policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, the trustee and any registrar also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the debt securities transferred to your name, so that you will be a direct holder.

Unless we specify otherwise in the applicable prospectus supplement, the special situations for termination of a global security representing our debt securities are:

•

the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when such depositary is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days;

•	we decide in our sole discretion to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	upon request by holders, in case that an event of default with respect to the debt securities of the applicable series has occurred and is continuing.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. When a global security terminates, the depositary (and not us, the trustee or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of our internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Form 20-F for the year ended December 31, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide an opinion regarding the validity of the debt securities under New York state and U.S. federal law and Márcia Sato Davoli de Araújo, our Associate General Counsel, will provide an opinion regarding certain legal matters under Brazilian law relating to the debt securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the U.S. Securities Act of 1933 relating to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information pertaining to us, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. The registration statement, including exhibits and schedules thereto, and any other materials we may file with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet web site at http://www.sec.gov, from which you can electronically access the registration statement and its exhibits. You may also read and copy certain documents we submit to the New York Stock Exchange at its offices at 20 Broad Street, New York, NY 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

•

our annual report on Form 20-F for the year ended December 31, 2011, filed with the SEC on April 16, 2012, containing our audited consolidated financial statements as at December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009;

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•

our report on Form 6-K, furnished to the SEC on June 11, 2012, containing our unaudited condensed consolidated interim financial statements as of March 31, 2012 and for the three months ended March 31, 2012 and 2011, and certain other financial information that supersedes corresponding financial information in our 2011 Form 20-F; and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to our Investor Relations Department located at Avenida Brigadeiro Faria Lima, 2170, 12227-901 São José dos Campos, São Paulo, Brazil (+55-12-3927-4404).

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Embraer S.A.

Debt Securities

PROSPECTUS

June 11, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Neither the laws of Brazil nor our bylaws or other constitutive documents provide for indemnification of directors and officers. Under the Brazilian Civil Code, a person engaged in an illegal action must indemnify any third person that incurred in losses or damages arising from such illegal action. We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 9.	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement*

4.1	Form of Indenture**

4.2	Form of Debt Security*

5.1	Opinion of Márcia Sato Davoli de Araújo, Associate General Counsel of Embraer S.A.**

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

12.1	Computation of Ratio of Earnings to Fixed Charges**

23.1	Consent of PricewaterhouseCoopers Auditores Independentes**

23.2	Consent of Márcia Sato Davoli de Araújo, Associate General Counsel of Embraer S.A. (included in Exhibit 5.1)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

24.1	Powers of Attorney (included in the signature pages to this Registration Statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture**

*	To be filed by Report on Form 6-K.
**	Filed herewith.

Item 10.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São José dos Campos, State of São Paulo, Brazil on June 11, 2012.

EMBRAER S.A.

By:	/s/ Frederico Pinheiro Fleury Curado
	Name:	Frederico Pinheiro Fleury Curado
	Title:	President and Chief Executive Officer

By:	/s/ José Antonio de Almeida Filippo
	Name:	José Antonio de Almeida Filippo
	Title:	Executive Vice-President and Chief Financial and Investor Relations Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Frederico Pinheiro Fleury Curado and Mr. José Antonio de Almeida Filippo, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Frederico Pinheiro Fleury Curado
Frederico Pinheiro Fleury Curado	President and Chief Executive Officer	June 5, 2012

/s/ José Antonio de Almeida Filippo
José Antonio de Almeida Filippo	Executive Vice-President and Chief Financial and Investor Relations Officer	June 11, 2012

/s/ Alexandre Gonçalves Silva
Alexandre Gonçalves Silva	Director, Chairman of the Board of Directors	June 5, 2012

/s/ Hermann Heinemann Wever
Hermann Heinemann Wever	Director, Vice-chairman of the Board of Directors	June 5, 2012

/s/ Israel Vainboim
Israel Vainboim	Director	June 5, 2012

/s/ Claudemir Marques de Almeida
Claudemir Marques de Almeida	Director	June 5, 2012

/s/ João Cox Neto
João Cox Neto	Director	June 5, 2012

/s/ Josué Christiano Gomes da Silva
Josué Christiano Gomes da Silva	Director	June 5, 2012

/s/ Satoshi Yokota
Satoshi Yokota	Director	June 6, 2012

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the registrant in the United States, in the State of Delaware, United States of America, on this 11th day of June, 2012.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement*

4.1	Form of Indenture**

4.2	Form of Debt Security*

5.1	Opinion of Márcia Sato Davoli de Araújo, Associate General Counsel of Embraer S.A.**

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

12.1	Computation of Ratio of Earnings to Fixed Charges**

23.1	Consent of PricewaterhouseCoopers Auditores Independentes**

23.2	Consent of Márcia Sato Davoli de Araújo, Associate General Counsel of Embraer S.A. (included in Exhibit 5.1)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

24.1	Powers of Attorney (included in the signature pages to this Registration Statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture**

*	To be filed by Report on Form 6-K.
**	Filed herewith.